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                                                                   Exhibit 10(c)



        AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


                  This AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (the "Amendment"), dated as of January 27, 1997, and effective as of October 31, 1996, is by and among FIRST UNION NATIONAL BANK, successor to FIRST FIDELITY BANK, N.A., a national banking association with offices located at 123 South Broad Street, Philadelphia, PA 19109 (the "Bank"), CENTRAL CASTINGS CORPORATION, an Alabama corporation with offices located at 2660 Old Gadsden Highway, Anniston, Alabama 36206 (the "Borrower"), CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 ("CSC"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 ("Corporation"), and CENTRAL CPVC CORPORATION, an Alabama corporation with offices located at 3415 Stanwood Boulevard, Huntsville, AL 35811 ("CPVC" and, together with CSC and the Corporation, the "Guarantors", and together with the Borrower, the "Obligors").


                                   Background

        A. The Bank and the Borrower entered into that certain Letter of Credit and Reimbursement Agreement, dated as of November 1, 1995 (as amended from time to time, including without limitation, by this Amendment, the "Credit Agreement"), pursuant to which the Bank agreed to issue for the account of Borrower letters of credit in the aggregate face amount of $11,206,250 (the "Letters of Credit").

        B. In order to secure Borrower's obligations under the Agreement, Borrower executed and delivered to the Bank (i) a Mortgage and Security Agreement by Borrower and the Calhoun County Economic Development Council (the "Council") covering the Project Facilities, and (ii) a General Security Agreement dated as of November 1, 1995 (the "Security Agreement").

        C. In connection with the execution and delivery of the Agreement and the Note and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, CSC executed and delivered to the Bank that certain Guaranty, dated as of November 1, 1995 (together with all amendments and modifications thereto, "CSC Guaranty").

        D. In connection with the execution and delivery of the Agreement and the Note and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, Corporation executed and delivered to the Bank that certain Guaranty, dated as of November 1, 1995 (together with all amendments and modifications thereto, "Corporation Guaranty").

        E. in connection with the execution and delivery of the Agreement and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, Central Sprink, Inc. (formerly, a California corporation and subsequently merged into the Borrower) executed and delivered to the Bank that certain Guaranty, dated as of November 1, 1995 (together with all amendments and modifications thereto, "Sprink Guaranty", and together with Corporation Guaranty, the "Guarantees").

           F. The Agreement, the Collateral Security Documents, the Guarantees, and all of the documents, instruments and agreements executed and delivered in connection therewith, together with all amendments and modifications thereto, shall be referred to hereinafter as the "Credit Documents".

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        G. Since the date of the Agreement, Sprink has merged into Borrower and
CPVC and Central Sprinkler Export Corporation, a Barbados corporation ("Export") have been incorporated as subsidiaries of CSC.

        H. The Bank, the Borrower, and the Guarantors, pursuant to the terms hereof, wish to amend certain of the terms of the Credit Documents.

                  NOW, THEREFORE, incorporating the foregoing Background herein by reference and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                  1. Defined Terms. Terms used herein which are capitalized but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                  2. Amendments.

                           a. Each of the following defined terms contained in
Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  (aq) "Consolidated Funded Indebtedness" means all obligations of the Consolidated Corporations for borrowed money, including, without limitation (and without duplication): (i) all obligations, contingent or otherwise, in connection with all letter of credit facilities (whether or not drawn), acceptance facilities, or other similar facilities issued for the account of the Consolidated Corporations or any of them,
                  (ii) all obligations of the Consolidated Corporations evidenced by bonds, debentures, or other similar instruments,
                  (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Consolidated Corporations,
                  (iv) all capital lease obligations of the Consolidated Corporations, (v) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of the Consolidated Corporations, and (vi) all debt referred to in clause (i) through (v) above secured by (or for which the holder of such debt has existing rights, contingent or otherwise, to be secured by) any lien, security interest, or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person; provided, however that: (A) trade indebtedness, tax and other accruals, tax deferrals and deferred compensation occurring in the ordinary course of the Company's business shall be specifically excluded from the foregoing definition; and (B) the greater of: (x) the aggregate outstanding amount of indebtedness under the Bonds, and (y) the maximum aggregate amount of indebtedness for which the Borrower or any Guarantor is obligated under the Letters of Credit, shall be used for purposes of calculating Consolidated Funded Indebtedness.

                  (bz) "Guarantor" means, individually, and "Guarantors" means, collectively, jointly and severally, CS Corporation, CS Company and CPVC;

                  (ca) "Guarantor Security Agreement" means individually and collectively, the Security Agreement dated as of November 1, 1995, executed and delivered by Central Sprink in favor of the Bank, substantially in the form of Exhibit F hereto and assumed by Borrower in accordance with the terms of the Amendment;

                  (cb) "Guaranty" or "Guaranty Agreement" means, individually, and "Guaranties" or "Guaranty Agreements" means, collectively
                  (i) the Guaranty and Suretyship Agreements


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                  dated as of November 1, 1995, executed and delivered by each
                  Original Guarantor in favor of the Bank, substantially in the form of Exhibit E hereto, and (ii) the Guaranty and Suretyship Agreement in form and substance satisfactory to the Bank, dated as of January 27, 1997, executed and delivered by CPVC in favor of the Bank;

                           b. Each of the following additional definitions is
hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

                           "Amendment" means the Amendment to Letter of Credit
                  and Reimbursement Agreement dated as of January 27, 1997, by and between the Bank, Borrower, and Guarantors.

                           "Amendment Documents" means collectively, the
                  Amendment, the Guaranties executed and delivered pursuant to Paragraph 6(a) of the Amendment and all other agreements, documents, instruments and writings required pursuant to or delivered in connection with the Amendment.

                           "CPVC" means Central CPVC Corporation, an Alabama
                  corporation.

                           "Export" means Central Sprinkler Export Corporation,
                  a Barbados corporation.

                           "Original Guarantor" means, individually, and
                  "Original Guarantors" means collectively, jointly, and severally, CS Corporation, CS Company and Central Sprink.

                           C. Section 6.18(i) of the Credit Agreement is hereby
amended by adding a new subsection (K) thereto which states as follows:

                                    (K) such additional liens as are described
                           on Schedule A attached to the Amendment relating to the following: (a) CS Company indebtedness to CoreStates Bank, N.A. in the original principal amount of $688,000, (b) CPVC indebtedness now existing or hereafter incurred to CoreStates Bank, N.A. in the principal amount of up to $7,500,000 for the purpose of financing CPVC's new plant and machinery and the refinancing thereof, whether such refinancing is with CoreStates Bank, N.A., or with any other entity, and in any other form, including without limitation a bond issue; and (c) Spraysafe's indebtedness to Royal Bank of Scotland in the original principal amount of $1,110,000;

                           d. Section 6.19(a) of the Credit Agreement is hereby
amended as follows

         (A) the initial clause of Section 6.19(a) is hereby replaced with the following:

                                    (a) Not incur, create, assume or permit to
                           exist any indebtedness for borrowed money, or on account of deposits (other than in the ordinary course of business), or evidenced by notes, bonds, debentures or similar obligations except the items identified on Schedule A attached to the Amendment and, with respect to the Borrower, Guarantors and Spraysafe, indebtedness described in items (i) through (v) below and with respect to the Guarantors and Spraysafe, but not the Borrower, indebtedness described below in items (vi) through (viii):

           (B) clause (viii) of Section 6.19(a) is hereby replaced with the following:


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                                    (viii) cash borrowings under existing
                           unsecured lines of credit, as extended, provided that such cash borrowings shall not exceed $45,000,000 in the aggregate outstanding at any time;

                         e. Section 6.19(b) of the Credit Agreement is hereby
amended by substitution for the initial clause the following:

                         (b) not guaranty or otherwise in any way become or be responsible for indebtedness or obligations of any other Person, contingent or otherwise, except the guarantees described in Schedule A attached to the Amendment and, with respect to the Borrower, Guarantors and Spraysafe, guarantees described in items (i) through (iii) below and, with respect to the Guarantors and Spraysafe, but not the Borrower, guarantees described in below in items (iv):

                         f. Sections 7.1 through 7.4 of the Credit Agreement are
hereby amended and restated in their entirety to read as follows:


                         Section 7.1. Consolidated Tangible Net Worth. The Consolidated Corporations' Consolidated Tangible Net Worth as at the end of any fiscal quarter (tested in connection with the delivery of financial statements pursuant to Section 6.1 and 6.2 hereof), during the term hereof, and from and after October 31, 1996, shall be not less than $41,000,000.

                         Section 7.2. Consolidated Current Ratio. The
                         Consolidated Corporations shall maintain at all times (to be measured as of the last day of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) a ratio of Consolidated Current Assets to Consolidated Current Liabilities of (a) not less than 1.40:1.00 from October 3 1, 1996 through October 30, 1997 and (b) not less than 1.75 to 1.0 from and after October 31, 1997; provided, however, that for purposes of computing this covenant, amounts outstanding under the Term Loan shall be excluded from the calculation of current liabilities.

                         Section 7.3 Consolidated Quick Ratio. The Consolidated Corporations shall maintain at all times (to be measured as of the last day of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) a Consolidated Quick Ratio of (a) not less than 0.69:1.00 from October 31, 1996 through October 30, 1997, and (b) not less than 0.87:1.00 from and after October 31, 1997; provided, however, that for purposes of computing this covenant, amounts outstanding under the Term Loan shall be excluded from the calculation of current liabilities.

                         Section 7.4 Ratio of Consolidated Funded Indebtedness to Consolidated Tangible Net Worth. The Consolidated Corporations shall maintain a ratio of Consolidated Funded Indebtedness to Consolidated Tangible Net Worth (to be measured as of the last day of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) of not greater than the amounts set forth in the right column for the test dates within the periods set forth in the left column:



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                  Period                                               Ratio
                  ------                                               -----

                  October 31, 1996 through October 30, 1997            1.37:1.0
                  October 31, 1997 and thereafter                      1.2:1.0

                  3. Conditions Precedent. The effectiveness of this Amendment and the Bank's obligations hereunder are conditioned upon the satisfaction of the following conditions precedent:

                         a. The Obligors shall have delivered to the Bank this
Amendment, duly executed by each of the Obligors.

                         b. All proceedings required to be taken by the Obligors
in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received all such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

                         c. The Obligors shall have executed and delivered to
the Bank such other documents, instruments and agreements as the Bank may reasonably request.

                  4. Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Obligors hereby represent and warrant to the Bank as follows:

                         a. The representations and warranties contained in the
Credit Documents are true and correct on and as of the date of this Amendment and after giving effect hereto, no Default or Event of Default will be in existence or will occur as a result of giving effect hereto.

                         b. The execution, delivery and performance of this
Amendment will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality, or any of the Obligors' certificate or articles of incorporation, by-laws, or other similar organizational documents.

                         c. Each of the Obligors has the power to execute,
deliver and perform this Amendment and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Amendment and each of the documents, instruments and agreements executed and/or delivered in connection herewith and the performance of the Credit Agreement as amended hereby.

                         d. The execution, delivery and performance of this
Amendment and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and the Credit Documents, this Amendment and each of the documents, instruments and agreements executed and/or delivered in connection herewith constitute legal, valid and binding obligations of each of the Obligors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement may be subject to general equitable principles.

                  5. Consents. Subject to, and conditioned upon the Obligors' compliance with the provisions of Paragraph 6 hereof, the Bank hereby consents to the following:


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                           a. the merger of Sprink into the Borrower, which
consent is granted pursuant to Section 6.12(a) of the Credit Agreement;

                           b. the creation of CPVC and Export as wholly-owned
subsidiaries of CS Company, which consent is granted pursuant to Section 6.12(a) of the Credit Agreement;

                           c. the intercompany transfers between the Borrower
and Export, to the extent such transfers relate to receivables arising in connection with export sales;

                           d. the creation of additional liens disclosed on
Schedule A hereto, otherwise prohibited pursuant to Section 6.18 of the Credit Agreement; and

                           e. the incurrence of the additional indebtedness and
guarantees thereof identified on Schedule A hereto, otherwise prohibited pursuant to Section 6.19 of the Credit Agreement;

                  6. Delivery of Additional Agreements and Instruments. Obligors covenant and agree that, within ten (10) days after the date hereof, they will deliver or will cause to be delivered to the Bank a Guaranty Agreement by CPVC in favor of the Bank, in form and substance satisfactory to the Bank:

                  7. Reaffirmation. Except as amended hereby, all of the terms, covenants and conditions of the Credit Agreement and each of the other Credit Documents (including, but not limited to, provisions relating to any authority granted to the Bank to confess judgment against the Borrower and any waiver of the right to trial by jury, if any) are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents.

                  8. Confirmation of Guaranties. Each of the Original
Guarantors (other than Sprink) hereby reaffirms and ratifies all of the terms, covenants, and conditions contained in each of their respective Guarantees and confirms that such Guarantees are binding and enforceable against the Guarantors as if such Guarantees had been executed as of the date hereof.

                  9. Continuation of Mortgages and Security Interests.

                           a. Borrower hereby reaffirms and ratifies all of the
terms, covenants and conditions contained in the Mortgage and confirms that such Mortgage is binding, enforceable against Borrower and in full force and effect, and continues to secure all of Borrowers' obligations under the Credit Documents, as such obligations have been modified hereby;

                           b. The Borrower, as successor to Sprink in accordance
with the requirements of Section 6.12(a) of the Credit Agreement, hereby assumes, reaffirms and ratifies all of the terms, covenants, and conditions contained in the Guarantor Security Agreement and confirms that such Guarantor Security Agreement is binding and enforceable against the Borrower and in full force and effect and continues to secure all of such Guarantors' obligations under the Credit Documents as such obligations have been modified hereto.

                  10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Obligors and the Bank and their respective successors and assigns; provided, however, that the Obligors may not assign any of their rights, nor delegate any of their obligations, under this Amendment without the prior written consent of the Bank and any purported assignment or delegation absent such consent shall be void. The Bank may at any time assign or otherwise transfer (by participation or otherwise) any or all of its rights, or delegate any or all of its obligations, hereunder.


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                  11. Counterparts; Effectiveness. This Amendment may be
executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

                  12. Amendment and Waiver. No amendment or modification of this Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

                  13. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

                  14. Severability. Any provision of this Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

                  15. Judicial Proceedings. Each party to this Amendment agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Amendment, the documents, instruments and agreements executed in connection herewith, the Credit Documents or the dealings of the parties with respect hereto and thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or damages other than, or in addition to, actual damages. THE OBLIGORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AMENDMENT AND THAT THE BANK WOULD NOT ENTER INTO THIS AMENDMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AMENDMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ATTEST:                                       CENTRAL CASTINGS CORPORATION
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
  ---------------------                            ---------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance

                             (EXECUTIONS CONTINUED)



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ATTEST:                                       CENTRAL SPRINKLER COMPANY
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
  ---------------------                            ---------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance


ATTEST:                                       CENTRAL SPRINKLER CORPORATION
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
   -------------------                             --------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance


ATTEST:                                       CENTRAL CPVC CORPORATION
By:/s/ George G. Meyer                        By: /s/ Albert T. Sabol
  ---------------------                            --------------------
 Name: George G. Meyer                             Name: Albert T. Sabol
 Title: CEO                                        Title: E.V.P. - Finance

                                              FIRST UNION NATIONAL BANK
                                              By: /s/ Suzanne S. Storm
                                                  --------------------
                                                  Name: Suzanne S. Storm
                                                  Title: Senior Vice President


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